Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of NB Bancorp, Inc. of our report dated March 7, 2025, relating to the consolidated financial statements of NB Bancorp, Inc., appearing in the Annual Report on Form 10-K of NB Bancorp, Inc. for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ Elliott Davis, LLC

Columbia, South Carolina

July 2, 2025